News Release

ASCENA RETAIL GROUP, INC. REPORTS
THIRD QUARTER RESULTS

THIRD QUARTER GAAP EPS OF $0.08; ADJUSTED EPS EARNINGS OF $0.15
COMPANY REDUCES FISCAL 2016 FULL YEAR
EPS GUIDANCE TO A RANGE OF $0.67 to $0.70, CITING TRAFFIC HEADWINDS

MAHWAH, NJ - May 31, 2016 - ascena retail group, inc. (NASDAQ - ASNA) (the “Company”) today reported financial results for its fiscal third quarter ended April 23, 2016. All adjusted results throughout this release include the results of ANN INC. ("ANN") in both the current and prior-year periods.  Reference should be made to the notes to the accompanying unaudited condensed consolidated financial information for a discussion of the ANN acquisition and the use of Non-GAAP financial measures.

For the third quarter of Fiscal 2016, the Company reported earnings of $0.08 per diluted share compared to earnings of $0.15 per diluted share in the same period of Fiscal 2015. The decrease was primarily due to integration costs, interest expense incurred under the $1.8 billion term loan and the effect of non-cash purchase accounting adjustments, all of which were related to the acquisition of ANN, which closed during the first quarter of Fiscal 2016. Also contributing to the year-over-year decline was an increase in the provision for income taxes. For the third quarter of Fiscal 2016, the Company reported adjusted earnings of $0.15 per diluted share. This compares to earnings of $0.16 per diluted share in the same period of Fiscal 2015.

David Jaffe, President and Chief Executive Officer of ascena retail group, inc., commented, "We continued to make progress in the third quarter with key catalysts in our business. The turnaround at Justice is progressing as planned, with improved performance versus last year driven by continued strength in gross margin rate. Our integration of ANN is progressing well, and we remain confident in our $235 million target for deal synergies and cost savings by the end of Fiscal 2018. I am especially pleased with the product-driven strength we have seen at LOFT, which was a bright spot in the quarter."

Jaffe continued, "At the same time, the environment this Spring has been challenging. After the disruption of a warm holiday season, we’ve had to contend with an unseasonably cold spring and resulting elevated traffic headwinds. While I think we have managed the business well, particularly with respect to inventory levels, we were not able to fully mitigate these challenges. Our earnings exceeded the upper end of our guidance range for the third quarter, but I’ll note that performance benefitted from some favorable expense timing that offset softer than expected top-line performance. These expenses will come back in the fourth quarter, and combined with the traffic challenges we’ve seen continue through May, we’ve adjusted our earnings outlook downward."

Jaffe concluded, "We continue to focus on controlling the things we can control - delivering outstanding customer experiences in our stores and online to maximize our traffic opportunity, maintaining tight inventory and cost discipline, continuing the successful integration of ANN, and driving forward our strategic initiatives. Finally, as we continue to navigate the changing dynamics of our sector, we're assessing our operating model to maximize the profit potential of our diversified brand portfolio and shared services platform, and build upon our ongoing synergy and growth initiatives. Earlier this month, we retained Accenture, a leading global professional services company with expertise in supporting business transformation, to proactively engage with us in an enterprise-wide transformation project. We’re excited about the opportunity this project represents for enterprise profitability, and will share more detail on this project later in the year after it is fully scoped."

Fiscal Third Quarter 2016 Net Sales and Comparable Sales Results

On a GAAP basis, Net sales for the third quarter of Fiscal 2016 were $1.669 billion compared to $1.150 billion last year, with the increase driven by the acquisition of ANN, which was not included in the prior year amounts.

On an adjusted basis, inclusive of ANN, Net sales for the third quarter of Fiscal 2016 were $1.670 billion versus $1.748 billion last year. The year-over-year decline in revenue resulted from a comparable sales decline of 4%. Comparable sales were down 2% when excluding the planned decline at Justice, related to its new, less promotional selling strategy.

The Company’s comparable sales data for the fiscal third quarter is summarized below:

		Net Sales (millions)
	Comparable Sales	Three Months Ended
		April 23, 2016	April 25, 2015
ANN (a)	(1)%	$575.1	$—
Justice	(11)%	228.9	263.8
Lane Bryant	(1)%	273.9	278.7
maurices	(6)%	269.4	274.9
dressbarn	(2)%	241.5	244.3
Catherines	(8)%	80.5	88.6

Legacy ascena	(5)%	1,094.2	1,150.3
Total company - non-GAAP (a)	(4)%	1,670.4	1,748.0

(a) ANN had prior year total revenues of $597.7 million. The revenues and comparable sales results for ANN and Total company are based on prior year data from ANN as a standalone company.

Fiscal Third Quarter 2016 Results

Gross margin
On a GAAP basis, Gross margin increased to $1,017 million, or 60.9% of sales, for the third quarter of Fiscal 2016. This compared to $675 million, or 58.7% of third quarter sales last year with the growth in terms of dollars being driven by the acquisition of ANN.

On an adjusted basis, inclusive of ANN, Gross margin for the third quarter of Fiscal 2016 was $1.018 billion, or 60.9% of sales, compared to $1.008 billion, or 57.7% of sales, in the third quarter last year. This strong improvement in gross margin rate was driven primarily by disciplined inventory management across all of our brands, successful implementation of the new Justice selling model, and better full-price sell-through and reduced product cost at ANN.

Buying, distribution, and occupancy expenses
On a GAAP basis, Buying, distribution and occupancy (“BD&O”) expenses for the third quarter of Fiscal 2016 were $325 million, or 19.5% of sales, compared to $214 million, or 18.6% of third quarter sales last year, with approximately $115 million of the increase related to the acquisition of ANN.

On an adjusted basis, inclusive of ANN, third quarter BD&O expenses decreased modestly to $324 million, or 19.4% of sales, compared to $325 million, or 18.6% of sales last year. The expense decline was driven primarily by lower distribution expense, which improved from 1.3% of sales in the year-ago period to 1.1% of sales, reflecting continued realization of legacy ascena supply chain synergies, mostly offset by increases in the merchandising and design function capability.

Selling, general, and administration expenses
On a GAAP basis, Selling, general and administrative (“SG&A”) expenses for the third quarter of Fiscal 2016 were $536 million, or 32.1% of sales, compared to $365 million, or 31.7% of third quarter sales last year, with the increase almost entirely related to the acquisition of ANN.

On an adjusted basis, inclusive of ANN, third quarter SG&A expenses were $534 million, or 32.0% of sales, compared to last year's $529 million, or 30.2% of sales. In terms of dollars, expenses were up 1% to last year, with increases in general administrative costs and marketing investments to support brand building at multiple brands mostly offset by lower store expenses at Justice, SG&A optimization savings at ANN and realized synergies from the acquisition of ANN.

Operating income
On a GAAP basis, the Company generated Operating income for the third quarter of Fiscal 2016 of $57 million, or 3.4% of third quarter sales compared to Operating income of $34 million, or 3.0% of third quarter sales last year. The increase in operating results reflected Operating income of $21.5 million for ANN (which included $12.2 million of non-cash purchase accounting adjustments) and a $5.3 million increase in operating results for the legacy ascena brands offset by a $3.8 million increase in Acquisition and integration expenses. Operating income for the legacy ascena brands reflects improvement at Justice, Lane Bryant, and dressbarn, offset in part by declines at maurices and Catherines.

On an adjusted basis, inclusive of ANN, Operating income for the third quarter of Fiscal 2016 was $78 million, or 4.7% of adjusted Net sales compared to $73 million, or 4.2% of adjusted Net sales last year.

Effective tax rate
On a GAAP basis, the effective tax rate increased to 51.5% for the third quarter of Fiscal 2016 from 26.1% last year. The effective tax rate for the quarter was higher than the statutory tax rate primarily due to the effect of state and local tax rates on a revised full year earnings estimate, and certain acquisition-related transaction costs which are non-deductible for tax purposes.

Net income and earnings per share
On a GAAP basis, the Company reported Net income of $15 million, or $0.08 per diluted share, in the third quarter of Fiscal 2016, compared to Net income of $24 million last year, or $0.15 per diluted share.

On an adjusted basis, inclusive of ANN, Net income for the third quarter of Fiscal 2016 was $30 million, or $0.15 per diluted share as compared to Net income of $32 million, or $0.16, in the third quarter last year.

Fiscal Third Quarter Balance Sheet Highlights

Cash and cash equivalents
The Company ended the third quarter of Fiscal 2016 with Cash and cash equivalents of $246 million and total debt of $1.78 billion, which includes $1.73 billion of remaining balance on its $1.8 billion term loan and approximately $50 million outstanding on its asset-based revolver at the end of the quarter.

Inventory
On an adjusted basis, inclusive of ANN, total inventory at cost was down 9% versus the year-ago period.

Capital allocation
During third quarter of Fiscal 2016, the Company made a $5 million required amortization payment on its $1.8 billion term loan. The Company did not repurchase any additional shares under its existing $200 million buyback authorization.

Capital expenditures
In the third quarter, capital expenditures totaled $96 million. For Fiscal 2016, the Company continues to expect capital expenditures of approximately $375-400 million.

Fourth Quarter and Fiscal Year 2016 Outlook

To reflect the current specialty retail environment, the Company is reducing its full year revenue outlook to approximately $7.1 billion and its adjusted earnings per share outlook to $0.67 to $0.70.

2016 Total Company Guidance (Adjusted)
Total Company Sales	~ $7.1 billion
Total Comp Sales	(2) - (3)%
Gross Margin	57.5 - 58.0%
EBITDA	$655 to $665 million
Depreciation	$333 to $335 million
Interest Expense	$100 to $105 million
Effective Tax Rate	39%
Diluted Share Count	196 million
EPS	$0.67 to $0.70
Capital Expenditures	$375 to $400 million
Store Count	Flat to modest store count decline

Real Estate

The Company's store information on a brand-by-brand basis for the third quarter is as follows:

	13 Weeks Ended April 23, 2016
	Store Locations Beginning of Q3	Store Locations Opened	Store Locations Closed	Store Locations End of Q3	Square Feet (millions)
Ann Taylor	346	—	(6)	340	1.8
Loft	681	3	(4)	680	3.9
Justice	955	1	(18)	938	3.9
Lane Bryant	763	6	(6)	763	4.2
maurices	976	6	(3)	979	5.0
dressbarn	821	4	(3)	822	6.4
Catherines	376	1	(4)	373	1.6
Total	4,918	21	(44)	4,895	26.8

Conference Call Information

The Company will conduct a conference call today, May 31, 2016, at 4:30 PM Eastern Time to review its third quarter Fiscal 2016 results, followed by a question and answer session. Parties interested in participating in this call should dial in at (877) 930-8316 prior to the start time, the conference ID is 10005951. The call will also be simultaneously broadcast at www.ascenaretail.com. A recording of the call will be available shortly after its conclusion and until June 7, 2016 by dialing (855) 859-2056, the conference ID is 10005951, and until July 1, 2016 via the Company’s website at www.ascenaretail.com.

Non-GAAP Financial Results

The Company's financial results for its fiscal third quarters ended April 23, 2016 and April 25, 2015 reflect acquisition and integration expenses, non-cash depreciation and amortization expense associated with the purchase accounting adjustments of ANN's assets and liabilities to fair market value, and other income and expenses classified outside of operating income.

Management believes that all such expenses are not indicative of the Company’s underlying operating performance. As such, adjusted results for Fiscal 2016 and Fiscal 2015, which exclude the effect of such expenses, have been presented to supplement the reported results. Reference should be made to Notes 3 and 4 of the unaudited condensed consolidated financial information included herein for a reconciliation of adjusted, non-GAAP financial measures to the most directly comparable GAAP financial measures.

In addition, Fiscal 2016 adjusted results for the nine months ended April 23, 2016 reflect the legacy ascena brand results combined to include ANN results for the full 39-week period, inclusive of the three-week stub period preceding the close of the transaction on August 21, 2015. For comparative purposes, Fiscal 2015 adjusted results reflect the legacy ascena brands results combined to include ANN as adjusted for certain non-recurring expenses previously reported by ANN. Reference should be made to Note 4 to the unaudited condensed consolidated financial information included herein for supplemental reconciliations of GAAP results to the non-GAAP adjusted results for both the three and nine months ended April 23, 2016 and April 25, 2015.

About ascena retail group, inc.

ascena retail group, inc. (NASDAQ: ASNA) is a leading national specialty retailer offering clothing, shoes, and accessories for missy and plus-size women under the Ann Taylor, LOFT, Lou & Grey, Lane Bryant, Cacique, maurices, dressbarn, and Catherines brands, and for tween girls under the Justice brand. ascena retail group, inc. operates, through its 100% owned subsidiaries, ecommerce operations and approximately 4,900 stores throughout the United States, Canada and Puerto Rico.

For more information about ascena retail group, visit ascenaretail.com, AnnTaylor.com, LOFT.com, louandgrey.com, lanebryant.com, cacique.com, maurices.com, dressbarn.com, catherines.com, and shopjustice.com.

Forward-Looking Statements

Certain statements made within this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. The Company does not undertake to publicly update or review its forward-looking statements even if experience or future changes make it clear that our projected results expressed or implied will not be achieved. Detailed information concerning a number of factors that could cause actual results to differ materially from the information contained herein is readily available in the Company’s most recent Annual Report on Form 10-K.

CONTACT:	For investors:	For media:
	ascena retail group, inc.	ascena retail group, inc.
	Stacy Turnof	Catherine Fisher
	Vice President of Investor Relations	Senior Vice President, Chief Communications Officer
	(551) 777-6928	(551) 777-6725
	stacy.turnof@ascenaretail.com	catherine.fisher@ascenaretail.com

ICR, Inc.
James Palczynski
Partner
(203) 682-8229
jp@icrinc.com

ascena retail group, inc.
Condensed Consolidated Statements of Operations (Unaudited GAAP basis)
(millions, except per share data)

	Three Months Ended
	April 23, 2016	% of Net Sales	April 25, 2015	% of Net Sales
Net sales	$1,669.3	100.0%	$1,150.3	100.0%
Cost of goods sold	(652.6)	(39.1)%	(475.2)	(41.3)%
Gross margin	1,016.7	60.9%	675.1	58.7%
Other operating expenses:
Buying, distribution and occupancy expenses	(325.3)	(19.5)%	(214.2)	(18.6)%
Selling, general and administrative expenses	(535.7)	(32.1)%	(365.0)	(31.7)%
Acquisition and integration expenses	(8.4)	(0.5)%	(4.6)	(0.4)%
Depreciation and amortization expense	(89.9)	(5.4)%	(56.9)	(4.9)%
Operating income	57.4	3.4%	34.4	3.0%
Interest expense	(27.4)	(1.6)%	(1.5)	(0.1)%
Interest and other income, net	0.9	0.1%	0.1	—%
Income before provision for income taxes	30.9	1.9%	33.0	2.9%
Provision for income taxes	(15.9)	(1.0)%	(8.6)	(0.7)%
Net income	$15.0	0.9%	$24.4	2.1%

Net income per common share:
Basic	$0.08		$0.15
Diluted	$0.08		$0.15

Weighted average common shares outstanding:
Basic	194.0		162.8
Diluted	195.0		165.0

See accompanying notes.

ascena retail group, inc.
Condensed Consolidated Statements of Operations (Unaudited GAAP basis)
(millions, except per share data)

	Nine Months Ended
	April 23, 2016	% of Net Sales	April 25, 2015	% of Net Sales
Net sales	$5,183.1	100.0%	$3,633.1	100.0%
Cost of goods sold	(2,295.7)	(44.3)%	(1,601.5)	(44.1)%
Gross margin	2,887.4	55.7%	2,031.6	55.9%
Other operating expenses:
Buying, distribution and occupancy expenses	(958.2)	(18.5)%	(645.0)	(17.8)%
Selling, general and administrative expenses	(1,571.9)	(30.3)%	(1,091.2)	(30.0)%
Acquisition and integration expenses	(66.9)	(1.3)%	(18.9)	(0.5)%
Depreciation and amortization expense	(261.8)	(5.1)%	(159.4)	(4.4)%
Operating income	28.6	0.6%	117.1	3.2%
Interest expense	(75.7)	(1.5)%	(4.8)	(0.1)%
Interest and other income, net	0.7	—%	0.2	—%
Gain on extinguishment of debt	0.8	—%	—	—%
(Loss) income before provision for income taxes	(45.6)	(0.9)%	112.5	3.1%
Benefit (provision) for income taxes	19.9	0.4%	(25.9)	(0.7)%
Net (loss) income	$(25.7)	(0.5)%	$86.6	2.4%

Net (loss) income per common share:
Basic	$(0.13)		$0.53
Diluted	$(0.13)		$0.53

Weighted average common shares outstanding:
Basic	191.5		162.4
Diluted	191.5		164.9

See accompanying notes.

ascena retail group, inc.
Condensed Consolidated Balance Sheets (Unaudited GAAP basis)
(millions)

	April 23, 2016	July 25, 2015
ASSETS
Current assets:
Cash and cash equivalents	$246.0	$240.6
Inventories	739.2	489.3
Deferred tax assets	—	88.5
Prepaid expenses and other current assets	254.6	131.5
Total current assets	1,239.8	949.9
Property and equipment, net	1,615.9	1,170.0
Goodwill	1,267.9	319.7
Other intangible assets, net	1,274.7	388.3
Other assets	86.9	78.3
Total assets	$5,485.2	$2,906.2

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$378.2	$238.8
Accrued expenses and other current liabilities	397.9	403.2
Deferred income	117.9	64.1
Income taxes payable	—	11.6
Current portion of long term debt	36.0	—
Total current liabilities	930.0	717.7
Long-term debt, less current portion	1,670.8	106.5
Lease-related liabilities	393.1	241.4
Deferred income taxes	461.3	181.8
Other non-current liabilities	179.1	140.7
Total liabilities	3,634.3	1,388.1
Equity	1,850.9	1,518.1
Total liabilities and equity	$5,485.2	$2,906.2

See accompanying notes.

ascena retail group, inc.
Segment Information (Unaudited)
(millions)

	Three Months Ended		Nine Months Ended
	April 23, 2016	April 25, 2015	April 23, 2016	April 25, 2015
Net sales (GAAP basis):
ANN (a)	$575.1	$—	$1,713.8	$—
Justice	228.9	263.8	861.8	1,034.7
Lane Bryant	273.9	278.7	812.4	803.9
maurices	269.4	274.9	843.7	806.6
dressbarn	241.5	244.3	710.5	734.3
Catherines	80.5	88.6	240.9	253.6
Total net sales	$1,669.3	$1,150.3	$5,183.1	$3,633.1

	Three Months Ended		Nine Months Ended
	April 23, 2016	April 25, 2015	April 23, 2016	April 25, 2015
Operating income (loss) (GAAP basis):
ANN (a) (b)	$21.5	$—	$(32.4)	$—
Justice	(8.8)	(17.5)	44.6	35.9
Lane Bryant	10.9	6.9	3.4	(11.7)
maurices	34.3	47.4	100.8	103.5
dressbarn	1.6	(6.3)	(31.2)	(13.4)
Catherines	6.3	8.5	10.3	21.7
Unallocated acquisition and integration expenses	(8.4)	(4.6)	(66.9)	(18.9)
Total operating income	$57.4	$34.4	$28.6	$117.1

	Three Months Ended		Nine Months Ended
	April 23, 2016	April 25, 2015	April 23, 2016	April 25, 2015
Adjusted EBITDA (non-GAAP basis): (c)
ANN (a)	$59.1	$—	$192.6	$—
Justice	9.1	3.8	97.3	87.7
Lane Bryant	21.4	18.9	35.1	23.3
maurices	46.9	58.1	137.2	135.2
dressbarn	14.8	6.5	9.0	24.0
Catherines	8.4	10.5	17.0	27.1
Total Adjusted EBITDA	$159.7	$97.8	$488.2	$297.3

(a)
The operating results of ANN for the post-acquisition periods from January 31, 2016 to April 30, 2016 and from August 22, 2015 to April 30, 2016 are included within the Company's condensed consolidated results of operations for the three and nine months ended April 23, 2016, respectively.

(b)
Information related to the ANN segment for the three and nine months ended April 23, 2016 includes the impact of non-cash expenses associated with the purchase accounting adjustments of ANN's assets and liabilities to fair market value. For the three months ended April 23, 2016 these adjustments primarily consist of the write-up of ANN's customer relationships and the write-up of ANN's property and equipment. Additionally, information related to the nine months ended April 23, 2016 includes the impact of non-cash inventory expense associated with the purchase accounting adjustment of ANN's inventory to fair market value. These adjustments are discussed in Notes 3 and 4 to the Unaudited Condensed Consolidated Financial Information.

(c) Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization, as adjusted ("Adjusted EBITDA") to exclude non-operating related items. For a more detailed discussion on our use of Adjusted EBITDA, reference is made to Note 3 to the Unaudited Condensed Consolidated Financial Information.

ascena retail group, inc.
Notes to Unaudited Condensed Consolidated Financial Information

Note 1. Acquisition of ANN INC.

On August 21, 2015, the Company acquired 100% of the outstanding common stock of ANN INC. ("ANN") for an aggregate purchase price of approximately $2.1 billion (the "ANN Acquisition"). The ANN segment utilizes a 52-53 week fiscal year following the National Retail Federation calendar. Accordingly, ANN's results have been included herein for the post-acquisition period from August 22, 2015 to April 30, 2016. The effect of ANN's one-week reporting period difference is not material to the condensed consolidated financial statements for either the three or nine months ended April 23, 2016.

Note 2. Basis of Presentation

Reclassification

During the third quarter of Fiscal 2016, the Company determined that, for the first six months of Fiscal 2016, an expense for ANN which should have been classified as Buying, distribution and occupancy expenses, had been incorrectly classified as Cost of goods sold. As a result, during the third quarter of Fiscal 2016, the Company reclassified this expense in the Condensed Consolidated Statements of Operations for the nine months ended April 23, 2016 by increasing Buying, distribution and occupancy expenses and reducing Cost of goods sold by $16.5 million ($6.6 million for the first quarter of Fiscal 2016 and $9.9 million for the second quarter of Fiscal 2016). This change had no effect on Operating income or Net income (loss) for any periods.

Note 3. Use of Non-GAAP Financial Measures

To provide investors information to assist them in assessing the Company’s ongoing operations on a comparable basis, the Company has provided financial measures in this press release that exclude (i) acquisition and integration expenses, (ii) non-cash inventory expense and non-cash depreciation and amortization expense associated with the purchase accounting adjustments of ANN's assets and liabilities to fair market value, and (iii) other income and expenses classified outside of operating income. Management believes that all such costs are not indicative of the Company’s underlying operating performance.

Throughout this release, the term “reported” refers to information prepared in accordance with accounting principles generally accepted in the United States (GAAP), while the terms “adjusted” and "combined" refers to non-GAAP financial information adjusted to exclude certain non-recurring costs and include results of ANN for periods prior to August 21, 2015, which is discussed more fully in Note 4 below.

In addition, we present herein the financial performance measure of earnings before interest, taxes, depreciation and amortization, as adjusted ("Adjusted EBITDA") to exclude non-operating related items such as (i) costs related to acquisitions and integration, (ii) non-cash inventory expense and depreciation and amortization expenses associated with the purchase accounting adjustments of ANN's assets and liabilities to fair market value, and (iii) other income and expenses classified outside of operating income. These measures may not be directly comparable to similar measures used by other companies and should not be considered a substitute for performance measures in accordance with GAAP such as operating income and net income reported herein. The table below reconciles Adjusted EBITDA to Net income (loss) as reflected in our unaudited condensed consolidated statements of operations. For a more detailed discussion on our use of Adjusted EBITDA, reference is made to our Quarterly Report on Form 10-Q for the Fiscal Quarter Ended April 23, 2016, which also has been filed with the US Securities and Exchange Commission.

ascena retail group, inc.
Notes to Unaudited Condensed Consolidated Financial Information - (continued)
(millions)

Note 3. Use of Non-GAAP Financial Measures (continued)

	Reconciliation of Adjusted EBITDA to Net income (loss)
	Three Months Ended		Nine Months Ended
	April 23, 2016	April 25, 2015	April 23, 2016	April 25, 2015
Adjusted EBITDA (a)	$159.7	$97.8	$488.2	$297.3
Acquisition and integration expenses	(8.4)	(4.6)	(66.9)	(18.9)
Non-cash inventory expense associated with the write-up of ANN's inventory to fair market value	—	—	(126.9)	—
Impact of the purchase accounting adjustments for leases	(2.9)	—	(1.9)	—
Impact of the purchase accounting adjustments for deferred revenue	(1.1)	—	(2.1)	—
Certain costs related to the scheduled closure of Brothers	—	(1.9)	—	(1.9)
Depreciation and amortization expense	(89.9)	(56.9)	(261.8)	(159.4)
Operating income	57.4	34.4	28.6	117.1

Interest expense	(27.4)	(1.5)	(75.7)	(4.8)
Interest and other income, net	0.9	0.1	0.7	0.2
Gain on extinguishment of debt	—	—	0.8	—
Income (loss) before provision for income taxes	30.9	33.0	(45.6)	112.5
(Provision) benefit for income taxes	(15.9)	(8.6)	19.9	(25.9)
Net income (loss)	$15.0	$24.4	$(25.7)	$86.6

(a) The operating results of ANN for the post-acquisition periods from January 31, 2016 to April 30, 2016 and from August 22, 2015 to April 30, 2016 are included within the Company's condensed consolidated results of operations for the three and nine months ended April 23, 2016, respectively. No results for the ANN segment are included herein for the three and nine months ended April 25, 2015.

ascena retail group, inc.
Notes to Unaudited Condensed Consolidated Financial Information - (continued)
(millions, except per share data)

Note 3. Use of Non-GAAP Financial Measures (continued)

	Reconciliation of Reported Basis to Adjusted Basis
	Three Months Ended				Three Months Ended
	April 23, 2016				April 25, 2015
	Income before income taxes	Provision for income taxes	Net income	Diluted net income per common share (a)	Income (loss) before income taxes	(Provision) benefit for income taxes	Net income (loss)	Diluted net income (loss) per common share (b)
Reported GAAP basis	$30.9	$(15.9)	$15.0	$0.08	$33.0	$(8.6)	$24.4	$0.15
Adjustments:
Impact of non-cash purchase accounting adjustments (see Note 4 below)	12.2	(4.8)	7.4	0.03	—	—	—	—
ANN pre-acquisition results (see Note 4 below)	—	—	—	—	29.6	(12.3)	17.3	0.10
Acquisition and integration expenses (see Note 4 below)	8.4	(0.8)	7.6	0.04	4.6	(1.8)	2.8	0.01
Accelerated depreciation associated with the Company’s supply chain and technological integration efforts and the closure of Brothers (c)	—	—	—	—	2.8	(1.1)	1.7	0.01
Certain costs related to the closure of Brothers (c)	—	—	—	—	1.9	(0.7)	1.2	0.01
Impact of ANN Acquisition on debt (d)	—	—	—	—	(26.0)	10.2	(15.8)	(0.10)
Impact of ANN Acquisition on EPS	—	—	—	—	—	—	—	(0.02)
Non-GAAP basis	$51.5	$(21.5)	$30.0	$0.15	$45.9	$(14.3)	$31.6	$0.16

(a) Reflects the impact on EPS of using 195.0 million weighted average common shares for both GAAP net income per diluted common share and adjusted net income per diluted common share.

(b) Reflects the impact on EPS of using 196.2 million weighted average common shares for adjusted net income per diluted common share compared to the 165.0 million used to calculate EPS on a reported GAAP basis. The weighted average number of diluted common shares reflects the impact of the additional shares issued in the ANN Acquisition as outstanding for the entire period as if the acquisition had occurred as of the beginning of the period presented.

(c) Reflects accelerated depreciation and other costs associated with the Company's closure of Brothers, a separate boys apparel brand operating within the Justice segment which represented an immaterial portion of the Justice segment.

(d) Reflects incremental interest expense on the $1.8 billion term loan used to fund the cash portion of the purchase price of the ANN Acquisition.

ascena retail group, inc.
Notes to Unaudited Condensed Consolidated Financial Information - (continued)
(millions, except per share data)

Note 3. Use of Non-GAAP Financial Measures (continued)

	Reconciliation of Reported Basis to Adjusted Basis
	Nine Months Ended				Nine Months Ended
	April 23, 2016				April 25, 2015
	(Loss) income before income taxes	Benefit (provision) for income taxes	Net (loss) income	Diluted net (loss) income per common share	Income (loss) before income taxes	(Provision) benefit for income taxes	Net income (loss)	Diluted net income (loss) per common share (d)
Reported GAAP basis	$(45.6)	$19.9	$(25.7)	$(0.13)	$112.5	$(25.9)	$86.6	$0.53
Adjustments:
Impact of non-cash purchase accounting adjustments (see Note 4 below)	152.8	(60.1)	92.7	0.48	—	—	—	—
ANN pre-acquisition results (see Note 4 below)	1.3	(0.5)	0.8	—	81.7	(31.1)	50.6	0.31
Acquisition and integration expenses (see Note 4 below)	66.9	(27.2)	39.7	0.21	18.9	(7.1)	11.8	0.06
Discrete tax item (a)	—	—	—	—	—	(13.4)	(13.4)	(0.08)
Accelerated depreciation associated with the Company’s supply chain and technological integration efforts and the closure of Brothers (b)	—	—	—	—	3.4	(1.3)	2.1	0.01
Certain costs related to the closure of Brothers (b)	—	—	—	—	1.9	(0.7)	1.2	0.01
Impact of ANN Acquisition on debt (c)	(6.8)	2.7	(4.1)	(0.02)	(76.4)	30.0	(46.4)	(0.28)
Gain on extinguishment of debt	(0.8)	0.3	(0.5)	—	—	—	—	—
Impact of ANN Acquisition on EPS (d)	—	—	—	(0.02)	—	—	—	(0.09)
Non-GAAP basis	$167.8	$(64.9)	$102.9	$0.52	$142.0	$(49.5)	$92.5	$0.47

(a) Represents a tax benefit which was treated as a discrete item within the first quarter of Fiscal 2015 when a non-deductible permanent item associated with previously accrued deferred compensation became fully deductible in the first quarter of Fiscal 2015 and was a significant factor in reducing the Company's effective income tax rate during that period.

(b) Reflects accelerated depreciation and other costs associated with the Company's closure of Brothers.

(c) Reflects incremental interest expense on the $1.8 billion term loan used to fund the cash portion of the purchase price of the ANN Acquisition for the stub period prior to the acquisition date of August 21, 2015 which is not included in the reported GAAP results above.

(d) Reflects the impact on EPS of using 196.3 million and 196.1 million weighted average common shares for adjusted diluted net income per common share for the nine months ended April 23, 2016 and April 25, 2015, respectively. The weighted average number of common shares reflects the impact of the additional shares issued in the ANN Acquisition as outstanding for the entire period as if the acquisition had occurred as of the beginning of the period presented as well as the dilutive effect of stock options and other securities for both periods.

ascena retail group, inc.
Notes to Unaudited Condensed Consolidated Financial Information - (continued)
(millions)

Note 4. Supplemental Non-GAAP Information

The following information is provided to enhance the user’s overall understanding of the Company’s current financial performance and has been prepared based upon currently available information and assumptions deemed appropriate by our management.  This financial information is not necessarily indicative of what our results of operations actually would have been had the ANN Acquisition been completed as of July 27, 2014, the beginning of the earliest period presented. In addition, the financial information is not indicative of future results or current financial conditions and does not reflect any anticipated synergies, operating efficiencies, cost savings or any integration costs that may result from the ANN Acquisition. This financial information should be read in conjunction with separate historical financial statements and accompanying notes filed with the U.S. Securities and Exchange Commission.

Specifically, we have shown the Company's historical reported results combined to include ANN's financial information for the periods prior to the acquisition date of August 21, 2015. We believe this presentation provides useful information to enhance comparability between our three and nine months ended April 23, 2016 and our three and nine months ended April 25, 2015. Adjusted results for the nine months ended April 23, 2016 reflect the legacy ascena brand results combined to include ANN results for a full 39-week period, inclusive of the three-week stub period preceding the close of the transaction on August 21, 2015. For comparative purposes, Fiscal 2015 adjusted results reflect the results of the legacy ascena brands combined to include ANN, as adjusted for certain non-recurring expenses previously reported by ANN.

The financial information in the tables below has also been adjusted to exclude non-operating related items such as (i) acquisition and integration expenses and (ii) non-cash inventory expense and other adjustments associated with the purchase accounting adjustments of ANN's assets and liabilities to fair market value. The non-GAAP financial information should be considered in addition to, not as a substitute for or as being superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP.

ascena retail group, inc.
Notes to Unaudited Condensed Consolidated Financial Information - (continued)
(millions, except per share data)

Note 4. Supplemental Non-GAAP Information (continued)

	Three Months Ended
	April 23, 2016
	ascena reported GAAP basis	Acquisition and integration expenses (a)	ANN Acquisition purchase price adjustments (b)	ascena non-GAAP basis
Net sales	$1,669.3	$—	$1.1	$1,670.4
Cost of goods sold	(652.6)	—	—	(652.6)
Gross margin	1,016.7	—	1.1	1,017.8
Buying, distribution and occupancy expenses	(325.3)	—	1.3	(324.0)
Selling, general and administrative expenses	(535.7)	—	1.6	(534.1)
Acquisition and integration expenses	(8.4)	8.4	—	—
Depreciation and amortization expense	(89.9)	—	8.2	(81.7)
Operating income	57.4	8.4	12.2	78.0
Interest expense	(27.4)	—	—	(27.4)
Interest and other income, net	0.9	—	—	0.9
Gain on extinguishment of debt	—	—	—	—
Income before provision for income taxes	30.9	8.4	12.2	51.5
Provision for income taxes (c)	(15.9)	(0.8)	(4.8)	(21.5)
Net income	$15.0	$7.6	$7.4	$30.0
Diluted EPS (d)	$0.08	$0.04	$0.03	$0.15
Adjusted EBITDA	$147.3	$8.4	$4.0	$159.7

(a) Primarily reflects costs related to the ANN Acquisition consisting of $3.0 million of severance and retention-related expenses, $4.2 million of other integration expenses and $0.8 million of transactions costs.

(b) Reflects incremental expenses related to the purchase accounting write-up of ANN's tangible and intangible assets to fair market value. The amounts include $4.3 million related to the write-up of ANN's customer relationships, $3.9 million related to the write-up of ANN's property and equipment and $4.0 million of other purchase accounting adjustments which are primarily lease-related.

(c) The provision for income taxes reflects the application of taxes to income before income taxes, after adjusting for certain non-deductible expenses and quarterly earnings fluctuations, at an estimated annual effective tax rate of 42%.

(d) Reflects the impact on EPS of using 195.0 million weighted average common shares for both adjusted net income per diluted common share and on a reported GAAP basis.

ascena retail group, inc.
Notes to Unaudited Condensed Consolidated Financial Information - (continued)
(millions, except per share data)

Note 4. Supplemental Non-GAAP Information (continued)

	Three Months Ended
	April 25, 2015
	ascena reported GAAP basis	Acquisition and integration expenses (a)	Accelerated depreciation and other exit costs (b)	Results of ANN as adjusted (c)	Impact of acquisition on debt (d)	Impact of acquisition on EPS (e)	ascena non-GAAP basis
Net sales	$1,150.3	$—	$—	$597.7	$—	$—	$1,748.0
Cost of goods sold	(475.2)	—	1.2	(266.2)	—	—	(740.2)
Gross margin	675.1	—	1.2	331.5	—	—	1,007.8
Buying, distribution and occupancy expenses	(214.2)	—	—	(110.7)	—	—	(324.9)
Selling, general and administrative expenses	(365.0)	—	0.7	(164.4)	—	—	(528.7)
Acquisition and integration expenses	(4.6)	4.6	—	—	—	—	—
Depreciation and amortization expense	(56.9)	—	2.8	(27.4)	—	—	(81.5)
Operating income	34.4	4.6	4.7	29.0	—	—	72.7
Interest expense	(1.5)	—	—	(0.3)	(26.0)	—	(27.8)
Interest and other income, net	0.1	—	—	0.9	—	—	1.0
Income (loss) before provision for income taxes	33.0	4.6	4.7	29.6	(26.0)	—	45.9
(Provision) benefit for income taxes (f)	(8.6)	(1.8)	(1.8)	(12.3)	10.2	—	(14.3)
Net income (loss)	$24.4	$2.8	$2.9	$17.3	$(15.8)	$—	$31.6
Diluted EPS	$0.15	$0.01	$0.02	$0.10	$(0.10)	$(0.02)	$0.16
Adjusted EBITDA	$91.3	$4.6	$1.9	$56.4	$—	$—	$154.2

(a) Reflects expenses related primarily to the Company's supply chain and technological integration, which was substantially completed by the end of Fiscal 2015.

(b) Reflects accelerated depreciation and other costs associated with the Company's closure of Brothers.

(c) Refer to the table below for ANN's results for the three month period ending May 2, 2015.

(d) Represents the impact of incremental interest expense on the $1.8 billion term loan used to fund the cash portion of the purchase price of the ANN Acquisition at an interest rate of 5.25% and the amortization of deferred financing fees. The impact assumes that the acquisition had occurred as of the beginning of the period presented.

(e) Reflects the impact on EPS of using 196.2 million weighted average common shares for adjusted net income per diluted common share compared to the 165.0 million used to calculate EPS on a reported GAAP basis. The weighted average number of diluted common shares on an adjusted basis reflects the impact of the additional shares issued in the ANN Acquisition as outstanding for the entire period as if the acquisition had occurred as of the beginning of the period presented.

(f) The provision for income taxes reflects the application of taxes to income before income taxes, after adjusting for certain non-deductible expenses and quarterly earnings fluctuations, at an estimated annual effective tax rate of 31%.

ascena retail group, inc.
Notes to Unaudited Condensed Consolidated Financial Information - (continued)
(millions)

Note 4. Supplemental Non-GAAP Information (continued)

	Three Months Ended
	May 2, 2015

	ANN reported GAAP basis	Conforming adjustments (a)	ANN adjustment (b)	ANN conformed GAAP basis
Net sales	$597.7	$—	$—	$597.7
Cost of goods sold	(285.0)	18.8	—	(266.2)
Gross margin	312.7	18.8	—	331.5
Buying, distribution and occupancy expenses	—	(110.7)	—	(110.7)
Selling, general and administrative expenses	(283.7)	119.3	—	(164.4)
Acquisition and integration expenses	(6.4)	—	6.4	—
Depreciation and amortization expense	—	(27.4)	—	(27.4)
Operating income	22.6	—	6.4	29.0
Interest and other income, net	0.4	(0.7)	—	(0.3)
Other non-operating expense, net	0.2	0.7	—	0.9
Income before provision for income taxes	23.2	—	6.4	29.6
Provision for income taxes	(9.6)	—	(2.7)	(12.3)
Net income	$13.6	$—	$3.7	$17.3

(a) Reflects certain accounting classification conforming adjustments to align ANN's historical presentation to ascena's presentation.

(b) Reflects costs incurred by ANN related to its supply chain initiative and SG&A optimization program that were previously reported as adjustments to GAAP earnings by ANN for its quarter ended May 2, 2015.

ascena retail group, inc.
Notes to Unaudited Condensed Consolidated Financial Information - (continued)
(millions, except per share data)

Note 4. Supplemental Non-GAAP Information (continued)

	Nine Months Ended
	April 23, 2016
	ascena reported GAAP basis (a)	Acquisition and integration expenses (b)	ANN Acquisition purchase price adjustments (c)	Results of ANN prior to August 21, 2015 (d)	Impact of acquisition on debt (e)	Gain on extinguish-ment of debt	Impact of acquisition on EPS (f)	ascena non-GAAP basis
Net sales	$5,183.1	$—	$2.1	$122.0	$—	$—	$—	$5,307.2
Cost of goods sold	(2,295.7)	—	126.9	(47.5)	—	—	—	(2,216.3)
Gross margin	2,887.4	—	129.0	74.5	—	—	—	3,090.9
Buying, distribution and occupancy expenses	(958.2)	—	(1.4)	(27.4)	—	—	—	(987.0)
Selling, general and administrative expenses	(1,571.9)	—	3.3	(39.9)	—	—	—	(1,608.5)
Acquisition and integration expenses	(66.9)	66.9	—	—	—	—	—	—
Depreciation and amortization expense	(261.8)	—	21.9	(5.9)	—	—	—	(245.8)
Operating income	28.6	66.9	152.8	1.3	—	—	—	249.6
Interest expense	(75.7)	—	—	—	(6.8)	—	—	(82.5)
Interest and other income, net	0.7	—	—	—	—	—	—	0.7
Gain on extinguishment of debt	0.8	—	—	—	—	(0.8)	—	—
(Loss) income before provision for income taxes	(45.6)	66.9	152.8	1.3	(6.8)	(0.8)	—	167.8
Benefit (provision) for income taxes (g)	19.9	(27.2)	(60.1)	(0.5)	2.7	0.3	—	(64.9)
Net (loss) income	$(25.7)	$39.7	$92.7	$0.8	$(4.1)	$(0.5)	$—	$102.9
Diluted EPS	$(0.13)	$0.21	$0.48	$—	$(0.02)	$—	$(0.02)	$0.52
Adjusted EBITDA	$290.4	$66.9	$130.9	$7.2	$—	$—	$—	$495.4

(a) During the third quarter of Fiscal 2016, the Company determined that, for the first six months of Fiscal 2016, an expense for ANN which should have been classified as Buying, distribution and occupancy expenses, had been incorrectly classified as Cost of goods sold. As a result, during the third quarter of Fiscal 2016, the Company reclassified this expense in the Condensed Consolidated Statements of Operations for the nine months ended April 23, 2016 by increasing Buying, distribution and occupancy expenses and reducing Cost of goods sold by $16.5 million ($6.6 million for the first quarter of Fiscal 2016 and $9.9 million for the second quarter of Fiscal 2016). Refer to Note 2 to the Unaudited Condensed Consolidated Financial Information for additional information.

(b) Primarily reflects costs related to the ANN Acquisition consisting of $21.3 million of transactions costs, $33.7 million of severance and retention-related expenses and $10.2 million of other ANN integration expenses.

(c) Reflects incremental expenses related to the purchase accounting write-up of ANN's tangible and intangible assets to fair market value. The amounts include $126.9 million of purchase accounting adjustments related to the write-up of ANN's inventory, $12.9 million related to the write-up of ANN's customer relationships, $9.0 million, related to the write-up of ANN's property and equipment and $4.0 million of other purchase accounting adjustments which are primarily lease-related.

(d) Represents ANN's results for the three-week stub period from the end of their last fiscal quarter prior to the acquisition date through the acquisition date and has been adjusted to exclude transaction-related expenses incurred by ANN resulting from the ANN Acquisition.

(e) Represents the impact of incremental interest expense for the stub period prior to the acquisition date on the $1.8 billion term loan used to fund the cash portion of the purchase price of the ANN Acquisition at an interest rate of 5.25% and the amortization of deferred financing fees. The impact assumes that the acquisition had occurred as of the beginning of the period presented.

(f) Reflects the impact on EPS of using 196.3 million weighted average common shares for adjusted net income per diluted common share compared to the 191.5 million used to calculate EPS on a reported GAAP basis. The weighted average number of common shares on an adjusted basis reflects the impact of the additional shares issued in the ANN Acquisition as outstanding for the entire period as if the acquisition had occurred as of the beginning of the period presented. The weighted average number of diluted common shares on an adjusted basis also reflects the dilutive effect of stock options and other securities, which were excluded from the reported GAAP amount due to the net loss reported during the period.

(g) The provision for income taxes reflects the application of taxes to income before income taxes, after adjusting for certain non-deductible expenses, at an estimated annual effective tax rate of 39%.

ascena retail group, inc.
Notes to Unaudited Condensed Consolidated Financial Information - (continued)
(millions, except per share data)

Note 4. Supplemental Non-GAAP Information (continued)

	Nine Months Ended
	April 25, 2015
	ascena reported GAAP basis	Acquisition and integration expenses (a)	Accelerated depreciation and other exit costs (b)	Discrete tax item (c)	Results of ANN as adjusted (d)	Impact of acquisition on debt (e)	Impact of acquisition on EPS (f)	ascena non-GAAP basis
Net sales	$3,633.1	$—	$—	$—	$1,891.9	$—	$—	$5,525.0
Cost of goods sold	(1,601.5)	—	1.2	—	(882.7)	—	—	(2,483.0)
Gross margin	2,031.6	—	1.2	—	1,009.2	—	—	3,042.0
Buying, distribution and occupancy expenses	(645.0)	—	—	—	(332.6)	—	—	(977.6)
Selling, general and administrative expenses	(1,091.2)	—	0.7	—	(510.5)	—	—	(1,601.0)
Acquisition and integration expenses	(18.9)	18.9	—	—	—	—	—	—
Depreciation and amortization expense	(159.4)	—	3.4	—	(84.5)	—	—	(240.5)
Operating income	117.1	18.9	5.3	—	81.6	—	—	222.9
Interest expense	(4.8)	—	—	—	(1.1)	(76.4)	—	(82.3)
Interest and other income, net	0.2	—	—	—	1.2	—	—	1.4
Income (loss) before provision for income taxes	112.5	18.9	5.3	—	81.7	(76.4)	—	142.0
(Provision) benefit for income taxes (g)	(25.9)	(7.1)	(2.0)	(13.4)	(31.1)	30.0	—	(49.5)
Net income (loss)	$86.6	$11.8	$3.3	$(13.4)	$50.6	$(46.4)	$—	$92.5
Diluted EPS	$0.53	$0.06	$0.02	$(0.08)	$0.31	$(0.28)	$(0.09)	$0.47
Adjusted EBITDA	$276.5	$18.9	$1.9	$—	$166.1	$—	$—	$463.4

(a) Reflects expenses related primarily to the Company's supply chain and technological integration, which was substantially completed by the end of Fiscal 2015.

(b) Reflects accelerated depreciation associated with the Company's supply chain and technological integration efforts as well as accelerated depreciation and other costs associated with the Company's closure of Brothers.

(c) Represents a tax benefit which was treated as a discrete item within the first quarter of Fiscal 2015 when a non-deductible permanent item associated with previously accrued deferred compensation became fully deductible in the first quarter of Fiscal 2015 and was a significant factor in reducing the Company's effective income tax rate during that period.

(d) Refer to the table below for ANN's results for the period ending May 2, 2015.

(e) Represents the impact of incremental interest expense on the $1.8 billion term loan used to fund the cash portion of the purchase price of the ANN Acquisition at an interest rate of 5.25% and amortization of deferred financing fees. The impact assumes that the acquisition had occurred as of the beginning of the period presented.

(f) Reflects the impact on EPS of using 196.1 million weighted average common shares for adjusted net income per diluted common share compared to 164.9 million shares used to calculate EPS on a reported GAAP basis. The weighted average number of common shares on an adjusted basis reflects the impact of the additional shares issued in the ANN Acquisition as outstanding for the entire period as if the acquisition had occurred as of the beginning of the period presented. Both weighted average common share amounts include the dilutive effect of stock options and other securities.

(g) The provision for income taxes reflects the application of taxes to income before income taxes, after adjusting for certain non-deductible expenses, at an estimated annual effective tax rate of 35%.

ascena retail group, inc.
Notes to Unaudited Condensed Consolidated Financial Information - (continued)
(millions)

Note 4. Supplemental Non-GAAP Information (continued)

	Nine Months Ended
	May 2, 2015

	ANN reported GAAP basis	Conforming adjustments (a)	ANN adjustment (b)	ANN non-GAAP basis
Net sales	$1,891.9	$—	$—	$1,891.9
Cost of goods sold	(943.1)	60.4	—	(882.7)
Gross margin	948.8	60.4	—	1,009.2
Buying, distribution and occupancy expenses	—	(337.5)	4.9	(332.6)
Selling, general and administrative expenses	(872.1)	361.6	—	(510.5)
Acquisition and integration expenses	(6.4)	—	6.4	—
Depreciation and amortization expense	—	(84.5)	—	(84.5)
Operating income	70.3	—	11.3	81.6
Interest and other income, net	—	(1.1)	—	(1.1)
Other non-operating expense, net	0.1	1.1	—	1.2
Income before provision for income taxes	70.4	—	11.3	81.7
Provision for income taxes	(26.6)	—	(4.5)	(31.1)
Net income	$43.8	$—	$6.8	$50.6

(a) Reflects certain accounting classification conforming adjustments to align ANN's historical presentation to ascena's presentation.

(b) The adjustment to the Buying, distribution and occupancy expense line represents costs incurred by ANN related to the early lease termination and related closure of Ann Taylor's Madison Avenue store in New York City that were previously reported as adjustments to GAAP earnings by ANN for its quarter ended November 1, 2014. The adjustment to the Acquisition and integration expense line reflects costs incurred by ANN related to its supply chain initiative and SG&A optimization program that were previously reported as adjustments to GAAP earnings by ANN for its quarter ended May 2, 2015.